UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): February 26, 2025

 SEALED AIR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12139	65-0654331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 Cascade Pointe Boulevard
Charlotte	North Carolina	28208
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (980)-221-3235
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.10 per share	SEE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On February 26, 2025, Sealed Air Corporation (the “Company”) and Emile Chammas, Senior Vice President and Chief Operating Officer of the Company, mutually agreed that Mr. Chammas’ executive officer position and employment with the Company will end on April 1, 2025. There are no changes to the severance that Mr. Chammas is entitled to receive for termination without cause pursuant to the previously disclosed Sealed Air Corporation Executive Severance Plan, the cash retention bonus under the terms of his letter agreement with the Company dated June 11, 2024 (the “Letter Agreement”), and the restricted stock unit (“RSU”) award granted to Mr. Chammas under the Company’s Omnibus Incentive Plan on December 8, 2023. As additional consideration for obtaining Mr. Chammas’ release of claims and agreement to post-employment covenants, the Company agreed to fully vest the RSU award granted under the Company’s Omnibus Incentive Plan to Mr. Chammas on August 15, 2024, referred to under the Letter Agreement as the “RSU Retention Award.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ Veronika Johnson
	Name:	Veronika Johnson
	Title:	Interim Chief Financial Officer, Chief Accounting Officer and Controller

Date: March 3, 2025